FOR IMMEDIATE RELEASE	New York, NY (April 22, 2016)

Interpublic Announces First Quarter 2016 Results

•	Strong organic revenue increase of 6.7% and reported revenue increase of 3.9%

•	First quarter operating income of $20.9 million, compared to income of $7.8 million a year ago, in seasonally small first quarter

•	Reported diluted earnings per share was $0.01, and break-even as adjusted for below-the-line items

•	Company states it is well-positioned to achieve high end of 2016 organic revenue growth target of 3% - 4% and to expand full-year operating margin by 50 bps or better

Summary

Revenue

•
First quarter 2016 revenue was $1.74 billion, compared to $1.68 billion in the first quarter of 2015, with an organic revenue increase of 6.7% compared to the prior-year period. This was comprised of an organic increase of 8.3% in the U.S. and 4.3% internationally.

Operating Results

•	Operating income in the first quarter of 2016 was $20.9 million, compared to $7.8 million in 2015.

•	Operating margin was 1.2% for the first quarter of 2016, compared to 0.5% in 2015.

Net Results

•
First quarter results include a non-operating pre-tax loss of $16.3 million on the sales of businesses, in "Other (Expense) Income, net," which is chiefly non-cash. This amount includes losses on completed dispositions and the classification of certain assets as held for sale.

•
The income tax benefit in the quarter includes valuation allowance reversals of $12.2 million as a consequence of the classification of assets as held for sale, as well as a benefit of $7.5 million related to the adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09.

•	First quarter 2016 net income available to IPG common stockholders was $5.4 million, resulting in earnings of $0.01 per basic and diluted share. This compares to net loss

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

available to IPG common stockholders a year ago of $1.8 million and break-even earnings per basic and diluted share.

“We are pleased to report another quarter of very strong performance, driven by solid contributions from across the portfolio. Our results reflect growth with existing clients, as well as new business wins, and strength in all geographic regions, led by notable domestic performance,” said Michael I. Roth, Interpublic’s Chairman and CEO. “Our digital expertise - whether embedded within all of our agency networks or at our stand-alone specialist agencies - continues to make us a valued partner for clients as they respond to an increasingly complex media and marketing landscape. Another key differentiator for IPG is our long-standing commitment to integrated ‘open architecture’ solutions customized to client needs. First quarter profit performance demonstrates that we are focused on driving further margin expansion. We also remain committed to our robust capital return programs. While the first quarter is seasonally small for us, our results position us to deliver on the high end of our 2016 target of 3% - 4% organic revenue growth and to expand full-year operating margin by 50 basis points or better. The caliber of our people and our offerings, coupled with strong operating discipline, is a winning combination that will ensure we continue to deliver for clients and further enhance shareholder value.”

Operating Results

Revenue
Revenue of $1.74 billion in the first quarter of 2016 increased 3.9% compared with the same period in 2015. During the quarter, the effect of foreign currency translation was negative 3.1%, the impact of net acquisitions was positive 0.3% and the resulting organic revenue increase was 6.7%.

Operating Expenses
Total operating expenses increased 3.2% in the first quarter of 2016 from a year ago, compared with revenue growth of 3.9%.

Salaries and related expenses were $1.27 billion in the first quarter of 2016, an increase of 4.6% compared to the same period in 2015.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, was 73.0% in the first quarter of 2016 compared to 72.5% in the same period in 2015, in the seasonally small first quarter, due to higher expenses for long-term performance-based compensation and severance.

During the first quarter of 2016, office and general expenses were $450.2 million, a decrease of 0.6% compared to the same period in 2015, due to the impact of changes in foreign currency translation and decreased pass-through expenses. Office and general expenses were 25.8% of revenue in the first quarter of 2016 compared with 27.0% a year ago.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Non-Operating Results and Tax
Net interest expense of $16.8 million increased by $3.1 million in the first quarter of 2016 compared to the same period in 2015.

The income tax benefit in the first quarter of 2016 was $15.6 million on loss before income taxes of $13.0 million, compared to a benefit of $1.4 million on loss before income taxes of $5.6 million in the same period in 2015. The income tax benefit in the first quarter of 2016 was primarily driven by valuation allowance reversals of $12.2 million, as a consequence of the classification of certain assets as held for sale, in addition to a benefit of $7.5 million on the early adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, which requires all excess tax benefits and tax deficiencies on employee share-based payment accounting to be recognized in earnings instead of as additional paid-in capital, on a prospective basis.

Balance Sheet
At March 31, 2016, cash, cash equivalents and marketable securities totaled $680.3 million, compared to $1.51 billion at December 31, 2015 and $741.2 million at March 31, 2015. Total debt was $1.74 billion at March 31, 2016, compared to $1.76 billion at December 31, 2015.

Share Repurchase Program and Common Stock Dividend
During the first quarter of 2016, the company repurchased 2.5 million shares of its common stock at an aggregate cost of $53.7 million and an average price of $21.67 per share, including fees.

During the first quarter of 2016, the company declared and paid a common stock cash dividend of $0.15 per share, for a total of $59.9 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

# # #
About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, CRAFT, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, MAGNA GLOBAL, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2016 AND 2015 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended March 31,
	2016	2015	Fav. (Unfav.) % Variance
Revenue:
United States	$1,091.2	$1,003.8	8.7%
International	650.8	672.2	(3.2)%
Total Revenue	1,742.0	1,676.0	3.9%

Operating Expenses:
Salaries and Related Expenses	1,270.9	1,215.2	(4.6)%
Office and General Expenses	450.2	453.0	0.6%
Total Operating Expenses	1,721.1	1,668.2	(3.2)%
Operating Income	20.9	7.8	167.9%
Operating Margin %	1.2%	0.5%

Expenses and Other Income:
Interest Expense	(22.6)	(20.9)
Interest Income	5.8	7.2
Other (Expense) Income, Net	(17.1)	0.3
Total (Expenses) and Other Income	(33.9)	(13.4)

Loss before Income Taxes	(13.0)	(5.6)
Benefit of Income Taxes	(15.6)	(1.4)
Income (Loss) of Consolidated Companies	2.6	(4.2)
Equity in Net Income of Unconsolidated Affiliates	0.1	0.0
Net Income (Loss)	2.7	(4.2)
Net Loss Attributable to Noncontrolling Interests	2.7	2.4
Net Income (Loss) Available to IPG Common Stockholders	$5.4	$(1.8)

Earnings (Loss) Per Share Available to IPG Common Stockholders:
Basic	$0.01	$0.00
Diluted	$0.01	$0.00

Weighted-Average Number of Common Shares Outstanding:
Basic	400.6	411.1
Diluted	409.3	411.1

Dividends Declared Per Common Share	$0.15	$0.12

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended March 31, 2016
	As Reported	Losses on Sales of Businesses	Valuation Allowance Reversals	Adoption of ASU 2016-09	Adjusted Results
(Loss) Income Before Income Taxes	$(13.0)	$(16.3)			$3.3
Benefit of (Provision for) Income Taxes	15.6	0.4	$12.2	$7.5	(4.5)
Equity in Net Income of Unconsolidated Affiliates	0.1				0.1
Net Loss Attributable to Noncontrolling Interests	2.7				2.7
Net Income Available to IPG Common Stockholders	$5.4	$(15.9)	$12.2	$7.5	$1.6

Weighted-Average Number of Common Shares Outstanding - Basic	400.6				400.6
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	8.7			1.4	7.3
Weighted-Average Number of Common Shares Outstanding - Diluted	409.3			1.4	407.9

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.01	$(0.04)	$0.03	$0.02	$0.00
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.01	$(0.04)	$0.03	$0.02	$0.00

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax